SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2004

Guilford Pharmaceuticals Inc.
(Exact name of registrant as specified in its
charter)

Delaware	000-23736	52-1841960

(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

6611 Tributary Street Baltimore, Maryland	21224

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 631-6300

(Former name or former address, if changed since last report)

Information to be Included in the Report

Item 5. Other Events.

               Guilford Pharmaceuticals Inc. (“Guilford”) entered into an Underwriting Agreement on July 1, 2004 with UBS Securities LLC, CIBC World Markets Corp. and Citigroup, as representatives of the Underwriters named in Schedule A thereto (the “Underwriting Agreement”), with respect to the offer and sale by Guilford of 10,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”). The offering of the Common Stock was made under Guilford’s shelf registration statement on Form S-3 (Registration No. 333-115684) (the “Registration Statement”), including a related prospectus as supplemented by a Preliminary Prospectus Supplement dated June 21, 2004 and Prospectus Supplement dated July 1, 2004 which we filed with the Securities and Exchange Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended.

     A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report. The opinion of counsel regarding the validity of the Common Stock issued pursuant to the offering is filed as Exhibit 5.1 hereto. A copy of Guilford’s press release issued on July 1, 2004 announcing the offering is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

The following are filed as exhibits to this current report on Form 8-K:

1.1	Underwriting Agreement dated July 1, 2004 between Guilford Pharmaceuticals Inc. and UBS Securities LLC, CIBC World Markets Corp. and Citigroup Global Markets Inc., as representatives of the several Underwriters.

5.1	Opinion of Hogan & Hartson, LLP regarding the validity of the securities issued.

99.1	Press release of Guilford Pharmaceuticals Inc. dated July 1, 2004 announcing the pricing of the offering of common stock.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUILFORD PHARMACEUTICALS INC.

Date: July 1, 2004	By: /s/ ASHER M. RUBIN

Asher M. Rubin
Vice President, General Counsel
and Secretary

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